                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) July 31, 1996
                                                         --------------


                                  GRANGES INC.
                                  ------------
             (Exact name of registrant as specified in its charter)



           1-9025                              Not Applicable
    (Commission File No.)            (I.R.S. Employer Identification No.)



                            British Columbia, Canada
                            ------------------------
         (State or other jurisdiction of incorporation or organization)



     Suite 3000, 370 Seventeenth Street, Denver, CO, USA         80202
     ---------------------------------------------------         -----
          (Address of principal executive offices)             (Zip Code)



        Registrant's telephone number, including area code 303-629-2450
                                                          -------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

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                                  GRANGES INC.

Item 1.    Changes in Control of Registrant

           Not applicable

Item 2.    Acquisition or Disposition of Assets

           Not applicable

Item 3.    Bankruptcy or Receivership

           Not applicable

Item 4.    Changes in Registrant's Certifying Accountant

           Not applicable

Item 5.    Other Events

           (a) On July 31, 1996, the Registrant issued the following press release:

                       "GRANGES AND DA CAPO TO AMALGAMATE


VANCOUVER, BRITISH COLUMBIA, JULY 31, 1996 - The boards of directors of Granges Inc. ("Granges") and Da Capo Resources Ltd. ("Da Capo") have unanimously approved the amalgamation of the two companies to form a new gold mining company ("Amalco"), subject to shareholder, court and regulatory approval, entering into a definitive amalgamation agreement and satisfactory completion of due diligence by Granges and Da Capo by August 6, 1996.

Under the terms of the agreement, each holder of Granges shares will be entitled to one Amalco share for each Granges share, and each holder of Da Capo shares will be entitled to two Amalco shares for each Da Capo share.

Amalco will be a well-financed mid-tier gold producer with substantial reserves and a large portfolio of properties located in North and South America. At inception, Amalco will have 100,000 oz of gold production per year, from the efficient Hycroft mine in Nevada which, in 1995, produced 101,000 oz at a cash cost of US$272/ounce. Based on planned development and expansion projects, annual gold production over the next three years is expected to grow to approximately 300,000 oz resulting from the development of mines located in Bolivia and Venezuela. Development plans call for the immediate completion of the feasibility study for the Amayapampa-Capa Circa project in Bolivia leading to construction and start-up by mid 1998. Similar accelerated plans are also underway for the Guariche project in Venezuela with an anticipated start-up during 1998.





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On completion of the amalgamation, anticipated to be in late September 1996,
Amalco will have gold resources totaling 4.4 million ounces. Proven and probable mineable reserves will total 1.5 million ounces, based solely on the reserves at the Hycroft mine and the Amayapampa-Capa Circa project. Definition drilling, planned to start in the second half of 1996, is expected to add significantly to mineable reserves.

Amalco will have additional exploration properties in Bolivia, Canada, Ecuador, Peru, the USA and Venezuela in various stages of development. Amalco will have a strong balance sheet, with approximately C$50 million in working capital (C$69 million on a fully diluted basis) and no debt.

The management team of Amalco will include Mr. David Sinclair as Chairman, Mr. Ross Beaty as Vice-Chairman, Mr. Michael Richings as President and CEO, Mr. A.J. Ali as Vice President and CFO and Mr. R.J. McGregor as Vice President of Operations and Development.

Michael Richings, President and CEO of Granges, commenting on the significance of the proposed amalgamation stated, "The combination of Granges and Da Capo is an important step in our pursuit of becoming a major multi-mine gold producer. We are very excited about the near and long term potential of Da Capo's properties in Bolivia. The Amayapampa-Capa Circa project will provide new low cost gold production and add significantly to our existing reserve base. This production, when combined with our existing production at the Hycroft mine and the planned development at the Guariche project will ensure our future as a low cost, intermediate gold producer. We look forward to the support and input of Ross Beaty, who has a proven track record of bringing value to his shareholders."

Mr. Ross Beaty, President of Da Capo commented, "Granges has clearly demonstrated its strength as a mine operator at the Hycroft mine. Granges is particularly well suited to develop the Amayapampa-Capa Circa project which will result in substantial benefits to the shareholders of Amalco. I look forward to participating in and contributing to the growth of the new company.""

           (b) On July 31, 1996, the Registrant issued the following press release:

                    GRANGES ANNOUNCES SECOND QUARTER RESULTS

VANCOUVER, BRITISH COLUMBIA, JULY 31, 1996 - Granges reported a return to normal gold production levels for the quarter ended June 30, 1996 with consolidated production as follows:


                                                       THREE MONTHS ENDED
                                                            JUNE 30
     CONSOLIDATED PRODUCTION                            1996        1995
                                                       -------     -------
     Gold (ounces)                                      23,429      23,867
     Silver (ounces)                                   110,710     157,244





                                                                     Page 3 of 5
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The company incurred a net loss of US$2.9 million or US$0.06 per share for the three months ended June 30, 1996 compared to net earnings of US$160,000 or US$0.00 per share for the same period in 1995. The second quarter 1996 loss includes US$2.1 million amortization of deferred stripping, while there was no such charge against earnings in the corresponding quarter in 1995.

                                SUMMARY RESULTS
                 (U.S. dollars in thousands, except share data)


                                                          THREE MONTHS ENDED
                                                                JUNE 30
                                                           1996        1995
                                                        ----------  ----------
     Sales                                                   9,739      10,026
     Net earnings (loss)                                   (2,931)         160
     Earnings (loss) per share                              (0.06)        0.00
     Weighted average shares outstanding                46,181,661  41,946,876

Granges Inc. is an international gold mining and exploration company based in Denver, Colorado, with its registered office in Vancouver, British Columbia. Its holdings range from the Hycroft Mine in Nevada to exploration properties and development projects in North and South America."

Item 6.     Resignations of Registrant's Directors

            Not applicable

Item 7.     Financial Statements and Exhibits

     (a)    Financial Statements - none

     (b)    Pro Forma financial information - none

     (c)    Exhibit - none

Item 8.     Change in Fiscal Year

            Not applicable





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                                                        SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                   GRANGES INC.
                                           ------------------------------
                                                   (Registrant)



 Date: August 8, 1996                      By: /s/ A.J. ALI
                                              ---------------------------
                                               A.J. Ali, CA
                                               Vice President Finance and
                                               Chief Financial Officer





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